                        UNITED COMMUNITY FINANCIAL CORP.

                                   EXHIBIT 11


COMPUTATIONS OF EARNINGS PER COMMON SHARE

                                                                      Three Months Ended
                                                                           March 31,
                                                                     ---------------------
                                                                      2000           1999
                                                                     -------       -------
                                                                        (In thousands,
                                                                     except per share data)
                    BASIC EARNINGS PER SHARE:
                    Net income applicable to common stock            $ 3,102       $ 5,125
                    Weighted average common shares outstanding        32,923        33,857
                                                                     -------       -------
                    Basic earnings per share                         $  0.09       $  0.15
                                                                     =======       =======

                    DILUTED EARNINGS PER SHARE:
                    Net income applicable to common stock            $ 3,102       $ 5,125
                    Weighted average common shares outstanding        32,923        33,857
                    Dilutive effect of restricted stock                  515             -
                                                                     -------       -------
                    Weighted average common shares outstanding
                         for dilutive computation                     33,438        33,857
                                                                     -------       -------
                    Diluted earnings per share                       $  0.09       $  0.15
                                                                     =======       =======
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